Exhibit 10.42

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Strategic cooperation agreement on medical device delivery

Party A: Shenzhen Bestman Precision Instrument Co., Ltd. (hereinafter referred to as Party A).

Unified social credit code: [*]

Director: Bai Yong

Registered address: Floor 8, Yifang Building, No.315 Shuangming Avenue, Dongzhou Community, Guangming Street, Guangming District, Shenzhen

Contact: Cao Haizhu

Contact email: [*]

Tel: [*]

Party B: Beijing Kangruixiang Chinese Medicine Clinic Co., Ltd.

Address: Floor 1, south of Wanshang Garden Hotel Sports Center, No.1 Yinhe Street, Shijingshan District, Beijing.

Unified social credit code: [*]

Legal Representative: Gao Hong.

Contact: Gao Hong

Contact information (telephone/email): [*]

in view of

Party A has the marketing authority of "BESTMAN/ Baseman" brand medical device products of Shenzhen Baseman Precision Instrument Co., Ltd., and is a company engaged in medical device sales and leasing, and its products include blood flow velocity detection and other phase series. Party B is a professional institution specializing in diagnosis and treatment, with professional diagnosis and treatment personnel and places.

I. Purposes and principles of cooperation

Based on the unanimous agreement of both parties to complement each other's advantages, establish a cooperative relationship, jointly explore the market of blood flow detection and diagnosis and treatment in the field of chronic diseases, make use of Party B's market and apply Party A's model to create a win-win business ecology. In accordance with the principle of equality and mutual benefit, after full consultation, the following agreement is reached:

II. Rights and obligations of Party A

1. Party A provides Party B with two blood flow velocity detection devices (BV-660T+ market sales price of 598,000 yuan). BV-620VP (the market sales price is 98,940 yuan) is used as a prototype for testing and sales by Party B, and Party B is the first partner of Party A, and Party A is exempted from this equipment deposit.

2. Party A may display its own products and related products in the exclusive exhibition area designated by Party B..

3. Party A shall provide the exhibition scheme, design, layout requirements and operation specifications of the exhibition area.

4. Party A shall provide Party B with standard product use training, pre-sale and after-sale guidance and standardized market guidance price, and Party B shall strictly implement Party A's operation training and guidance.

5. For the products that Party A provides to Party B for sale and inspection, the market guidance price shall be provided, and the selling price shall not be lower than 40% of the market guidance price (only some authorized products can be sold at a discount, and all other products shall be subject to the company's unified market guidance price).

6. Party A's equipment is put into Party B with zero deposit this time, and Party B is responsible for the site expenses, simple decoration and daily operation expenses.

7. Party A shall further improve this business cooperation model, make this cooperation a business template, and regard Party B's products as necessary exhibits in the future promotion plan, and Party B shall be an integral part of Party A's business model.

8. Both parties shall ensure the minimum profit distribution of the cooperation. If the first launching period fails to reach 10% of the guiding price of Party A's launching equipment in the market, either party may unilaterally propose to terminate the agreement in advance.

The special collection account designated by Party A is as follows:

Account name: Shenzhen Baseman Precision Instrument Co., Ltd.

Bank of deposit: Huaxia Bank Co., Ltd. Shenzhen Jian 'an Sub-branch

Account number: [*]

9. Party A will give the coupling agent as the only consumable part along with the equipment, with a bottle of 100g/ bottle as the standard. Party A can give it twice. If the distribution reaches the standard, Party B can further communicate with Party A about the reasonable distribution of the coupling agent products within the warranty period, and the coupling agent demand exceeding the given part should be purchased from Party A additionally.

III. Rights and obligations of Party B

1. Party B shall provide an exhibition area of not less than 100 square meters as the exhibition and experience area for the equipment provided by Party A..

2. Party B shall make appropriate arrangements according to Party A's design requirements, and be responsible for the daily operation and maintenance of the exhibition area according to Party A's requirements.

3. For the saleable products provided by Party B to Party A, the market guidance price shall be provided, and the sales price shall not be lower than 40% of the market guidance price (except for some authorized products which can be sold at a discount, all other products shall be subject to the unified market guidance price of the company).

4. Party B shall settle Party B's products with Party A at a rate not higher than 40% of the market guidance, and authorize Party A's agent to conduct model expansion and business negotiation.

5. Party B is responsible for the daily operation of this cooperation mode. The sales profit (the difference between the sales price and the settlement price) and the inspection fee generated shall be divided into 50% and 50% with Party A in the next month, and the settlement method shall be cash and spot. The inspection fee and records shall be supervised by Party A and the last month's fee shall be settled once a month.

6. The settlement prices of both parties are tax-inclusive. If Party A needs to issue additional sales invoices in the process of product sales because Party B does not have the qualification for medical device sales or other circumstances, Party B shall bear the tax points of the additional invoices.

7. After the profit share of Party B to Party A reaches 30% of the market guidance price of the equipment, the profit distribution of product sales is: 20% for Party A and 80% for Party B.. Party B shall pay Party A monthly.

8. When the settlement amount between Party B and Party A exceeds 30% of the market guidance price of the equipment put in by Party A, the ownership of the equipment belongs to Party B. If the profit share received by Party A during the agreement period fails to reach the market guidance price, the equipment shall be returned to Party A in the month when the agreement ends, and Party B shall be responsible for the man-made equipment losses and losses.

9. During the cooperative operation period, Party B shall be responsible for the custody of the equipment put in by Party A, and both parties shall sign a product put-in agreement (see also).

10. Both parties shall further supplement and improve the specific details of cooperation as a supplement to this cooperation framework.

Iv. entry into force of the agreement

1. This Agreement is made in duplicate, with each party holding one copy, which has the same legal effect. This agreement shall come into effect on the agreed date after being signed by the authorized signatories of both parties and stamped with the official seal or special seal for the contract.

2. The cooperation term of this agreement is 3 years, that is, from March 13, 2024 to March 12, 2026. If Party A does not terminate the contract in writing, the agreement will be automatically extended.

3. The supplementary agreements and annexes to this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

4. Party B shall not damage Party A's brand image and company interests, or the cooperation between the two parties fails to achieve the expected results. Party A has the right to unilaterally take back the equipment and terminate the agreement without compensation, and so does Party B..

V. Application of Law and Dispute Resolution

1. The validity, interpretation, modification and execution of this Agreement and any disputes arising from this Agreement shall be governed by the laws of People's Republic of China (PRC).

2. Any dispute arising from the execution of this Agreement or all disputes related to this Agreement shall be settled through friendly negotiation; If negotiation fails, either party has the right to submit it to the people's court with jurisdiction where the defendant is located for settlement through litigation.

3. When any dispute arises and any dispute is under litigation, all parties to the agreement shall continue to perform the non-controversial provisions of this agreement.

[There is no text below this bank, which is the signing area of the agreement]

Party A: Shenzhen Baseman Precision Instrument Co., Ltd.

Date: March 13, 2024

Party B: Beijing Kangruixiang Chinese Medicine Clinic Co., Ltd

Date: March 13, 2024